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                 CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 4, 2001 incorporated by reference in this Registration Statement (Form N-1A Nos. 333-90261 and 811-09687) of Alliance Disciplined Value Fund, Inc.





                                  ERNST & YOUNG LLP


New York, New York
January 26, 2001


























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